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                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement of Watson Pharmaceuticals, Inc. on Form S-3 (No. 333-70943) of our report dated February 4, 1998, appearing in the Prospectus, relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997, and for the year then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

February 4, 2000